UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2012

Brown & Brown, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

               On June 6, 2012, Brown & Brown, Inc. (the "Company"), announced the appointment of Linda S. Downs, 62, to the position of Chief Operating Officer of the Company.  Ms. Downs has served as a Regional President of the Company since January 2011, and will continue to act in that capacity.   Prior to her promotion to the position of Regional President, she held the titles of Senior Executive Vice President (from 2010 until 2011), Executive Vice President for Leadership Development (from 2006 until 2010), and Regional Executive Vice President (from 2001 to 2006).  In these capacities, she has had oversight responsibility for a variety of enterprises, including offices in the Retail, National Programs and Wholesale Brokerage Divisions, the Company’s Corporate Benefits and Leadership Development Departments and the Company’s Leadership Schools. Ms. Downs is actively involved with Habitat for Humanity in addition to a number of other charitable endeavors in Orlando and Daytona Beach, Florida, and she is a past member of the Florida Symphony Board and the Downtown (Orlando) Women's Executive Council and Presidential Advisory Board of Embry-Riddle Aeronautical University.  She holds both the Chartered Property Casualty Underwriter (CPCU) and Accredited Insurance Advisor (AIA) designations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No. Description

99.1 Press Release dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.

By: /S/ CORY T. WALKER
Cory T. Walker
Sr. Vice President, Treasurer and
Chief Financial Officer
Date: June 8, 2012